Calculation of Filing Fee Tables
S-8
Akebia Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.00001 par value per share	Other	18,900,000	$ 3.68	$ 69,552,000.00	0.0001531	$ 10,648.41
2	Equity	Common Stock, $0.00001 par value per share	Other	98,088	$ 2.24	$ 219,717.12	0.0001531	$ 33.64
3	Equity	Common Stock, $0.00001 par value per share	Other	7,000	$ 1.85	$ 12,950.00	0.0001531	$ 1.98
4	Equity	Common Stock, $0.00001 par value per share	Other	73,325	$ 1.92	$ 140,784.00	0.0001531	$ 21.55
5	Equity	Common Stock, $0.00001 par value per share	Other	148,000	$ 2.41	$ 356,680.00	0.0001531	$ 54.61
6	Equity	Common Stock, $0.00001 par value per share	Other	137,000	$ 3.03	$ 415,110.00	0.0001531	$ 63.55
7	Equity	Common Stock, $0.00001 par value per share	Other	141,800	$ 3.64	$ 516,152.00	0.0001531	$ 79.02
8	Equity	Common Stock, $0.00001 par value per share	Other	238,500	$ 3.69	$ 880,065.00	0.0001531	$ 134.74
Total Offering Amounts:						$ 72,093,458.12		$ 11,037.50
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,037.50
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Reflects 18,900,000 shares added to the 2023 Stock Incentive Plan, as amended. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Capital Market on July 31, 2025.

[2]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[3]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[4]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[5]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[6]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[7]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

[8]	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional securities that may from time to time be offered or issued to prevent dilution from stock splits, stock dividends or similar transactions. Consists of shares issuable under new hire inducement stock option awards granted between January 31, 2025 and July 31, 2025 in accordance with Nasdaq Listing Rule 5635(c)(4). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the exercise price of the options outstanding under the applicable inducement stock option award.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A